Exhibit 99.1

May 07, 2025

DeFi Development Corp. Announces Seven-For-One Stock Split

BOCA RATON, FL — May 07, 2025 — DeFi Development Corp. (Nasdaq: DFDV) (“DeFi Dev Corp” or the “Company”), or formally known as Janover Inc. (Nasdaq: JNVR), the leading public-market vehicle for Solana (“SOL”) accumulation, today announced that its Board of Directors has approved a 7-for-1 forward stock split of the Company’s issued and outstanding common shares.

The stock split will result in each shareholder of record as of the close of business on May 19, 2025, receiving six additional shares for every one share held. The implementation of the stock split is subject to the filing of an amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company expects to file on May 19, 2025. Subject to final approval by the Nasdaq Capital Market, trading is expected to begin on a post-stock split adjusted basis at market open on May 20, 2025.

Following the split, the Company’s outstanding shares will increase from 2,011,887 to approximately 14,083,209. The Company’s authorized share capital will remain unchanged.

The stock split is intended to enhance liquidity in the market for DeFi Dev Corp.’s common stock and make the shares more accessible to a broader base of investors as the Company continues to execute its corporate treasury strategy centered on SOL accumulation and infrastructure ownership.

There will be no change to the Company’s name, CUSIP or its current trading symbol in connection with the stock split.

No action is required by shareholders in connection with the stock split. Shareholders who hold their shares through a brokerage account will have their shares automatically adjusted to reflect the stock split. Registered shareholders will receive their additional shares through the Company’s transfer agent.

About DeFi Development Corp.

DeFi Development Corp. (Nasdaq: DFDV) has adopted a treasury policy under which the principal holding in its treasury reserve on the balance sheet will be allocated to Solana (SOL). In adopting its new treasury policy, the Company intends to provide investors a way to access the Solana ecosystem. The Company’s treasury policy is expected to provide investors economic exposure to SOL investment.

We are an AI-powered online platform that connects the commercial real estate industry by providing data and software subscriptions as well as value-add services to multifamily and commercial property professionals as we connect the increasingly complex ecosystem that stakeholders have to manage.

We currently serve more than one million web users annually, including multifamily and commercial property owners and developers applying for billions of dollars of debt financing per year, professional service providers, and thousands of multifamily and commercial property lenders including more than 10% of the banks in America, credit unions, real estate investment trusts (“REITs”), debt funds, Fannie Mae® and Freddie Mac® multifamily lenders, FHA multifamily lenders, commercial mortgage-backed securities (“CMBS”) lenders, Small Business Administration (“SBA”) lenders, and more. Our data and software offerings are generally offered on a subscription basis as software as a service (“SaaS”).

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated impairment charges that the Company may incur as a result of a decrease in the market price of SOL below the value at which the Company’s SOL are carried on its balance sheet; (ii) the effect of and uncertainties related the ongoing volatility in interest rates; (iii) our ability to achieve and maintain profitability in the future; (iv) the impact on our business of the regulatory environment and complexities with compliance related to such environment including changes in securities laws or other laws or regulations; (v) changes in the accounting treatment relating to the Company’s SOL holdings; (vi) our ability to respond to general economic conditions; (vii) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (viii) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth and (ix) other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

ir@defidevcorp.com

Media Contact:

Prosek Partners

pro-ddc@prosek.com